FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and Chief Financial Officer (770) 612-2048

GENUINE PARTS COMPANY
REPORTS RECORD RESULTS FOR 2006
SALES INCREASED 7%, EPS INCREASED 10%

Atlanta, Georgia, February 20, 2007 — Genuine Parts Company (NYSE: GPC) completed its 79th year of operations and reports record sales and earnings for the year ended December 31, 2006.

Tom Gallagher, Chairman, President and Chief Executive Officer, announced today that sales in 2006 were $10.5 billion, up 7% compared to 2005. Net income for the year was $475.4 million, an increase of 9% compared to $437.4 million in 2005. Earnings per share on a diluted basis were $2.76, up 10% compared to $2.50 in 2005.

Mr. Gallagher stated, “We are pleased to report that Genuine Parts Company achieved another record level of sales and earnings in 2006. The combination of healthy economic conditions, strong end markets and effective internal initiatives helped to drive our growth during the year and all four of our business segments contributed to our overall progress.”

Mr. Gallagher added, “Our progress in 2006 follows 8% increases in revenues in both 2004 and 2005 and we remain encouraged by the positive trend in total sales growth for the Company. In addition, 2006 represents our third consecutive year of double-digit growth in earnings per share.”

Fourth Quarter 2006

Sales increased 6% to $2.54 billion in the fourth quarter ended December 31, 2006, compared to $2.41 billion for the same period in 2005. Diluted earnings per share in the fourth quarter were 70 cents, up 11% compared to 63 cents per share for the fourth quarter of 2005.

Mr. Gallagher commented, “In the fourth quarter of 2006, our Automotive Group sales were up 2%, Motion Industries, our Industrial Group, increased sales by 11%, and EIS, our Electrical/Electronics Group, was up 17%. S.P. Richards, our Office Products Group, increased sales by 4%.”

Mr. Gallagher concluded, “With another record year behind us, we have now increased sales in 56 of the last 57 years and increased profits in 44 of the last 46 years. We are proud of this record and we feel that it reflects our unending commitment to steady and consistent growth at Genuine Parts Company. As we look ahead, we are well positioned to show additional progress in 2007.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EST to discuss the results of the quarter, the year and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 7774800. A replay will also be available at 800-642-1687, conference ID 7774800, until 12:00 a.m. EST on March 6, 2007.

Forward Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (“SEC”) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example to our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company’s products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, including internet related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements. You are advised, however, to review any further disclosures we make on related subjects in our Forms 10-Q and Form 8-K reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2006	2005	2006	2005
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,542,944	$2,409,689	$10,457,942	$9,783,050
Cost of goods sold	1,727,403	1,621,842	7,182,447	6,718,964

	815,541	787,847	3,275,495	3,064,086
Selling, administrative & other expenses	621,464	610,930	2,504,579	2,355,022

Income before income taxes	194,077	176,917	770,916	709,064
Income taxes	74,610	67,924	295,511	271,630

Net income	$119,467	$108,993	$475,405	$437,434

Basic net income per common share	$.70	$.63	$2.77	$2.51
Diluted net income per common share	$.70	$.63	$2.76	$2.50
Weighted average common shares outstanding	170,464	173,263	171,576	174,054
Dilutive effect of stock options and
non-vested restricted stock awards	985	843	910	953

Weighted average common shares outstanding –
assuming dilution	171,449	174,106	172,486	175,007

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2006	2005	2006	2005
	(Unaudited)
	(in thousands, except ratio analysis)

Net sales:
Automotive	$1,249,466	$1,220,639	$5,185,080	$5,013,460
Industrial	771,163	695,167	3,107,593	2,795,699
Office Products	427,555	412,072	1,779,832	1,662,393
Electrical/Electronic Materials	101,292	86,435	408,138	341,513
Other (1)	(6,532)	(4,624)	(22,701)	(30,015)

Total net sales	$2,542,944	$2,409,689	$10,457,942	$9,783,050

Operating profit:
Automotive	$78,541	$83,856	$399,931	$398,494
Industrial	78,403	61,934	257,022	214,222
Office Products	45,010	42,132	166,573	157,408
Electrical/Electronic Materials	5,446	4,754	22,630	17,470

Total operating profit	207,400	192,676	846,156	787,594
Interest expense, net	(6,150)	(6,195)	(26,445)	(29,564)
Other, net	(7,173)	(9,564)	(48,795)	(48,966)

Income before income taxes	$194,077	$176,917	$770,916	$709,064

Capital expenditures	$32,889	$26,404	$126,044	$85,714

Depreciation and amortization	$17,932	$14,100	$73,423	$65,529

Current ratio			3.2/1	3.0/1

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
	2006	2005
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$135,973	$188,911
Trade accounts receivable, net	1,227,805	1,186,865
Merchandise inventories, net	2,236,368	2,216,542
Prepaid expenses and other assets	234,981	214,564

TOTAL CURRENT ASSETS	3,835,127	3,806,882
Goodwill and intangible assets, less accumulated amortization	62,254	62,717
Other assets	170,343	509,644
Net property, plant and equipment	429,260	392,295

TOTAL ASSETS	$4,496,984	$4,771,538

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$910,263	$973,615
Other borrowings	-0-	881
Income taxes payable	37,899	36,296
Dividends payable	57,552	54,150
Other current liabilities	193,054	184,162

TOTAL CURRENT LIABILITIES	1,198,768	1,249,104
Long-term debt	500,000	500,000
Other long-term liabilities	187,509	114,623
Deferred income taxes	-0-	156,807
Minority interests in subsidiaries	60,716	57,047
Common stock	170,531	173,033
Retained earnings and other	2,379,460	2,520,924

TOTAL SHAREHOLDERS’ EQUITY	2,549,991	2,693,957

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,496,984	$4,771,538

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended Dec. 31,
	2006	2005
	(in thousands)

OPERATING ACTIVITIES:
Net income	$475,405	$437,434

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,423	65,529
Other	3,991	3,271
Changes in operating assets and liabilities	(119,319)	(65,717)

NET CASH PROVIDED BY OPERATING ACTIVITIES	433,500	440,517

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(126,044)	(85,714)
Other	(19,555)	15,540

NET CASH USED IN INVESTING ACTIVITIES	(145,599)	(70,174)

FINANCING ACTIVITIES:
Net payments on credit facilities	(881)	(87)
Stock options exercised	11,682	17,725
Dividends paid	(228,052)	(215,868)
Purchase of stock	(123,478)	(119,239)

NET CASH USED IN FINANCING ACTIVITIES	(340,729)	(317,469)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(110)	1,097

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(52,938)	53,971
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	188,911	134,940

CASH AND CASH EQUIVALENTS AT END OF YEAR	$135,973	$188,911